As filed with the Securities and Exchange Commission on June [!], 2008

Registration Statement No. 333-137845

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Texas	79-0465087
(State of Incorporation)	(IRS Employer Identification No.)

675 Bering Drive, Suite 710 Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip Code)

2002 Non-Employee Director Stock Option Plan

(Full title of Plan)

Tommy A. Moore

President and Chief Executive Officer

675 Bering Drive, Suite 710

Houston, Texas 77057

(713) 977-2600

(Name, address and telephone number of agent for service)

Copy to:

William T. Heller IV

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 654-8111

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-137842) (the “Registration Statement”) of First Investors Financial Services Group, Inc. (the “Company”), which was filed with the Securities and Exchange Commission and became effective on October 5, 2006. The Registration Statement registered shares of the Company’s common stock for offers and sales pursuant to the Company’s 2002 Non-Employee Director Stock Option Plan.  The offering has been terminated as a consequence of the Company’s intention to deregister its common stock under the Securities Exchange Act of 1934, as amended.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 16th day of June, 2008.

FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.

By:	/s/ TOMMY A. MOORE, JR.
Tommy A. Moore, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Tommy A. Moore, Jr. and Bennie H. Duck, and each of them, with full power of substitution, their true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned’s name and on the undersigned’s behalf in the undersigned’s capacity as an officer or director of First Investors Financial Services Group, Inc., in connection with, and only in connection with, the filing of this post-effective amendment to the registration statement (including, but not limited to, the execution of any and all instruments for the undersigned in the undersigned’s name which such person may deem necessary or advisable to enable First Investors Financial Services Group, Inc., to comply with the Securities Act of 1933, as amended and rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this registration statement), including specifically, but not limited to, the power and authority to sign for the undersigned any and all amendments, including further post-effective amendments; and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

By:	/s/ TOMMY A. MOORE, JR.	President, Chief Executive Officer and	June 16, 2008
	Tommy A. Moore, Jr.	Director (Principal Executive Officer)

By:	/s/ BENNIE H. DUCK	Executive Vice President and Chief	June 16, 2008
	Bennie H. Duck	Financial Officer (Principal Financial and
Accounting Officer)

By:	/s/ JOHN H. BUCK	Director	June 16, 2008
John H. Buck

By:	/s/ ROBERT L. CLARKE	Director	June 16, 2008
Robert L. Clarke

By:	/s/ SEYMOUR M. JACOBS	Director	June 16, 2008
Seymour M. Jacobs

By:	/s/ ROBERTO MARCHESINI	Director	June 16, 2008
Roberto Marchesini

By:	/s/ WALTER A. STOCKARD, JR.	Director	June 16, 2008
Walter A. Stockard, Jr.

By:	/s/ DANIEL M. THERIAULT	Director	June 16, 2008
Daniel M. Theriaul